ARTICLES OF AMALGAMATION
STATUTS DE FUSION


The name of the amalgamated corporation is:
        INTERNATIONAL  MIRTONE       INC.
2. The address of the registered office is: Adresse du siege social: 106 Avenue Road
(Street & Number or R H Number & if Multi-Off ice Building give Room No) Rue et numero, ou numero de a H H et. vii sagit d on edifice a bureaux, numero do bureau)
        Downsview, Ontario      I M151R121H131
                (Name of Municipality, or Post OtI ice) (Postal Code)
        Nom de Ia municipal,fe ou du bureau de poste)           (Code Postal)


Municipality of
        Metropolitan Toronto    inthe   Judicial District of York
         (Name of Municipality, dans le/la      (County, District, Regional
        Geographical Township)               Municipality)
        (Nom do (a municipaln'b,                Corn fe, district, rnumcipa(ite
            do canton)                regionale)
3. Number (or minimum and maximum number) of Nombre (ou nombres minimal et maximal) d~admini- directors is: strateurs:


Minimum of three (3)
         Maximum of ten (10)
4. The director(s) is/are: Administrateur(s): Resident Residence address, giving Street & No. or R.R. Canadian
First name, initials and surname                State
Pr~nom, inifiales ef nom de famille     No., Municipality and Postal Code
        Adresse personnelle, y compris Ia rue et Ic     Yes or No
        num6ro, Ic num6ro de Ia R.R. ou le nom de Ia    Resident
        municipalit~ et Ic code postal  Canadien
____________________________            QuilNon



Fred A. Litwin  95 Old Colony Road, Willowdale M2L 2K3 Yes
Tony Falbo 44 Firglen Ridge, Woodbridge L4L 1N4 Yes
Richard H. Kuhn 33 Blackdown Crescent, Islington M9B 5X5 Yes
Rocco A. Marcello 70 Rosehill Avenue, Suite 807, Toronto Yes
                M4T 2W7
        Raymond F. Wright       49 Jockey Hollow Rd., Morris, (N.J.)    No
        Larry Letofsky  323 Liver View Dr., Toronto M4N 3C9     Yes
2
5. A) The amalgamation agreement V been duly liii A) Les action naires de cheque corn pagnie gui adopted by the shareholders of each of the fusi'onne ont dQment adopt~ Ia convention de amalgamating corporations as required by fusion con form~ment au paragraphe 175(4) subsection 175(4) 01 the Business de Ia Loi sur les compagnies a Ia date Corporations Act on the date set out below. mentionnee ci-dessous.
        Check   Cocher
        AorB    AouB
B)      The amalgamation has been approved by the
        directors of each amalgamating corporation by
        a resolution as required by section 176 of the
        Business Corporations Act on the date set out
        below.
        The articles of amalgatnahon in substance
        contain the provisions of the articles of
        incorporation of INTERNATIONAL   MIRTONE INC.
        and are more particularly set out in these articles.
        Names of amalgamating
        corporations

        INTERNATIONAL  MIRTONE INC.             618417  SEPTEMBER 30, 1988

        IANJOY INVESTMENTS  INC.    760322  SEPTEMBER 30, 1988

6. Restrictions, if any, the corporation may carry on or on powers the corporation

















There are no restrictions on business the corporation may carry on or on powers the corporation tt~ay exercise.
7. The classes and any maximum number of shares Categories I nomore maximal, sil y a lieu, d~cIions that the corporation is authori ed to i5su ~. qu Ia compaynie est autorisee ~ incUr




The Corporation shall be authorized to issue an unlimited number of Common Shares without par value and an unlimited number of Preference Shares without par value issuable in series.
4
8. Rights, privileges, restrictions and conditions (if Droits, privilbges, restrictions et conditions, sil y a lieu, any) attaching to each class of shares and directors rattach~s ~ chaque catdgorie dactions et pouvoir.s des authority with respect to any class 0) shares which administrateurs relatits a chaquc categoric dact ions is to be issued in series: qui peut ~tre ~mise en sdrie:
















The holders of the Common shares shall be entitled to:

(a) vote at all meetings of shareholders, except meetings at which only holders of a specific class of shares are entitled to vote; and

(b) subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution.

The directors of the Corporation shall have the right to fix the number of shares in each series of Preference Shares and to determine the designations, rights, privileges, restrictions and conditions attaching to the rights of each series. Exhibit 1 annexed hereto sets forth the rights, privileges and conditions attaching to the Preference Shares as a class. Exhibit 2 annexed hereto sets forth the rights, privileges and conditions attaching to the first s>ries of Prefer nce Shares ("Preference Shares, Series 1") created by the Corporation.
EXHIBIT 1

Preference Shares

        The shares without par value designated, as a class, Preference Shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions.

1. The Preference Shares may at any time and from time to time be issued in one
(1) or more series, each series to consist of such number of shares as may, before the issue thereof, be fixed by resolution of the board of directors of the Corporation.

2. The board of directors of the Corporation shall by resolution duly passed before the issue of any Preference Shares of any series, determine the designation, rights, privileges, restrictions and conditions to be attached to the Preference Shares of such series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of preferential dividends, the date or dates and place or places of payment thereof, the consideration and the terms and conditions of any purchase for cancellation or redemption thereof, conversion or exchange rights (if any), the terms and conditions of any share purchase plan or sinking fund and the restrictions (if any) respecting payment of dividends on any shares ranking junior to the Preference Shares.

3. The Preference Shares of each series shall, with respect to priority in payment of dividends and the distribution of assets in the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding--up its affairs, be entitled to a preference over the common shares of the Corporation and over any other shares ranking junior to the Preference Shares and the Preference Shares of each series may also be given such other preferences over the common shares and any other shares ranking junior to the Preference Shares as may be determined as to the respective series authorized to be issued.

4. The Preference Shares of each series shall rank on a parity with the Preference Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

5. The holders of the Preference Shares of each series shall be entitled to receive and the Corporation shall pay thereon as and when declared by the board of directors out of the moneys of the Corporation properly applicable to the payment of dividends, preferential dividends, at such rate and on such date or dates as the directors may determine or may have determined by the resolution provided for in clause 2 determining the rights, privileges, restrictions and conditions attaching to the Preference Shares of such series, payable either in cash or in shares, or partly in one and partly in the other. Cheques of the Corporation payable at par at any branch of the Corporation's bankers for the time being in Canada shall be issued in respect of cash dividends.

6. In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of assets of the Corporation or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Preference Shares of each series shall be entitled to receive for each Preference Share held by them, respectively, a sum equivalent to the result obtained when the stated capital account for the Preference Shares of such series is divided by the number of issued and outstanding Preference Shares of such series together with all declared and unpaid dividends (if any) thereon up to the date of distribution before any amount shall be paid or any property or assets of the Corporation distributed to the holders of any common shares or shares of any other class ranking junior to the Preference Shares. After payment to holders of the Preference Shares of each series of the amount so payable to them they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

7. Subject to the provisions of clause 6 and subject to the rights, privileges, restrictions and conditions attaching to the Preference Shares of any series, the Corporation may at any time or times purchase (if obtainable) for cancellation all or any part of the Preference Shares of any series outstanding from time to time in the market (including purchase through or from an investment dealer or firm holding membership on a recognized stock exchange) or by invitation for tenders addressed to all the holders of record of the Preference Shares of such series outstanding at the lowest price or prices at which, in the opinion of the directors, such shares are obtainable but not exceeding the price at which, at the date of purchase, such shares are redeemable as provided in clause 8, including accrued and unpaid preferential dividends as provided in the said clause 8 and costs of purchase. If upon any invitation for tenders under the provisions of this clause the Corporation shall receive tenders of Preference Shares of such series at the same lowest price which the Corporation is willing to pay in an aggregate number greater than the number for which the Corporation is prepared to accept tenders, the Preference Shares of such series so tendered which the Corporation determines to purchase at such price shall be purchased at nearly as may be pro rata (disregarding fractions) in proportion to the number of Preference Shares of such series so tendered by each of the holders of Preference Shares of such series who submitted tenders at the said same lowest price.

8. Subject to the rights, privileges, restrictions and conditions attaching to the Preference Shares of any series, the Corporation may upon giving notice as hereinafter provided redeem at any time the whole or from time to time any part of the then outstanding Preference Shares of any series on payment for each share to be redeemed of a sum equivalent to the result obtained when the stated capital account for the Preference Shares of such series is divided by the number of issued and outstanding Preference Shares of such series together with such premium (if any) as the directors may determine or may have determined by the resolution provided for in clause 2 determining the rights, privileges, restrictions and conditions attaching to the Shares of such series together with all declared and unpaid dividends (if any) thereon up to the date fixed for redemption.

9. In any case of redemption of Preference Shares of any series under the provisions of clause 8, the Corporation shall, at least ten (10) days before the date specified for redemption, mail to each person who at the date of mailing is a registered holder of Preference Shares of such series to be redeemed a notice in writing of the intention of the Corporation to redeem such last mentioned shares. Such notice shall be mailed in an envelope, postage prepaid, addressed to each such shareholder at his address as it appears on the books of the Corporation or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder, provided, however, the accidental failure or omission to give any such notice to one (1) or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the redemption price and the date on which redemption is to take place and if part only of the Preference Shares of such series held by the persons to whom it is addressed is to be redeemed the number thereof so to be redeemed. On or after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Preference Shares of such series to be redeemed the redemption price thereof on presentation and surrender, at the registered office of the Corporation or any other place within Canada designated in such notice, of the certificates representing the Preference Shares of such series so called for redemption. Such payment shall be made by cheques payable at par at any branch of the Corporation's bankers for the time being in Canada. If a part only of the Preference Shares of such series represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. On the date fixed for redemption, the Preference Shares of such series to be redeemed are thereupon redeemed and cancelled as of the date so fixed for redemption and the holders thereof have no rights whatsoever against the Corporation in respect of the Preference Shares in question except to receive, upon presentation of certificates representing the Preference Shares of such series to be redeemed, payment of the redemption price therefor without interest.

10. The holders of Preference Shares shall be entitled to receive copies of the annual financial statements of the Corporation and the auditors' report thereon to be submitted to the shareholders of the Corporation at annual meetings but the holders of Preference Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting. The holders of Preference Shares shall, however, be entitled to notice of meetings of shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of business of the Corporation under subsection 183(3) of the Business Corporations Act, 1982, as now enacted or as the same may from time to time be amended, re-enacted or replaced. 11. The approval of the holders of the Preference Shares to delete or vary any right, privilege, restriction or condition attaching to the Preference Shares as a class or any other matter requiring the approval or consent of the holders of Preference Shares, as a class, may be given by at least two-thirds (2/3) of the votes cast at a meeting of the holders of the Preference Shares duly called for the purpose and held upon at least twenty-one (21) days' notice.

12. The Corporation shall, to the extent and in the manner provided under the Income Tax Act (Canada), as it may be amended from time to time, take all necessary action under such Act, including the filing of any elections, such that no holder of the Preference Shares is subject to pay tax on dividends received on the Preference Shares under subsection 187.2 of Part IV.l of such Act as proposed in the Notice of Ways and Means Motion to Amend the Income Tax Act (Canada) and Draft Income Tax Regulations, Legislation and Explanatory Notes tabled in the House of Commons on December 16, 1987, or any similar provision, if any, which may be enacted giving effect to such Notice.
EXHIBIT 2

Preference Shares, Series 1

        The first series of Preference Shares is designated as Non-voting, Non-Participating, $O.026 Cumulative, Redeemable, Preference Shares (the "Preference Shares, Series 1"), shall consist of an unlimited number of shares with a stated value of $0.65 each, and, in addition to the rights, privileges, restrictions and conditions attached to the Preference Shares as a class, shall have attached thereto rights, privileges, restrictions and conditions substantially as hereinafter set forth, that it to say:

1. The holders of the Preference Shares, Series 1 shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the Board of Directors of the Corporation out of assets of the Corporation properly applicable to the payment of dividends, fixed cumulative preferential dividends at the rate of $O.026 per share, annually on dates to be fixed from time to time by resolution of the Board of Directors, payable in cash or by way of a stock dividend of fully paid and non--assessable Preference Shares, Series 1 having a value, as determined by the Board of Directors, that is substantially equivalent, as of a date determined by the Board of Directors, to the amount of such cash dividend, provided that the Corporation may pay cash in lieu of any fractional interest in a share that may occur on such stock dividend.

2. No dividends shall at any time be declared or paid on or set apart for the Common shares or any of them or any other shares of the Corporation junior to the Preference Shares, Series 1 unless all dividends up to and including the dividend payable for the last completed full year of the Corporation on the Preference Shares, Series 1 then issued and outstanding, and on all other shares ranking as to dividends on parity with or in priority to the Preference Shares, Series 1, shall have been declared and paid or provided for at the date of such declaration or payment or setting apart.

3. In the event of liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Preference Shares, Series 1 shall be entitled to receive $0.65 for each such share together with all accrued and unpaid cumulative dividends (which for such purpose shall be calculated as if such dividends were accruing for the period from the expiration of the last period for which dividends have been paid up to the date of distribution) before any amount shall be paid or any property or assets of the Corporation distributed to the holders of any Common shares or shares of any other class ranking junior to the Preference Shares, Series 1. After payment to the holders of the Preference Shares, Series 1 of the amount so payable to them as above provided they shall not be entitled to share in any further distribution of the property or assets of the Corporation.
/       I




4. The Corporation may at any time or times purchase for cancellation out of capital pursuant to the provisions of the Business Corporations Act, the whole or any part of the Preference Shares, Series 1 at the lowest price at which, in the opinion of the directors, such shares are obtainable, but not exceeding the redemption price of the Preference Shares, Series 1 as hereinafter specified.

5. The Corporation may redeem, at any time, the whole or, from time to time, any part of the then outstanding Preference Shares, Series 1 out of capital pursuant to the provisions of the Business Corporations Act, on payment for each share to be redeemed of the sum of $0.65 plus an amount equal to all unpaid cumulative dividends, whether or not declared, which shall have accrued thereon and which, for such purpose, shall be treated as accruing up to that date of such redemption; in case a part only of the then outstanding Preference Shares, Series 1 is at any time to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the directors in their discretion shall decide, or if the directors so determine, may be redeemed pro rata, disregarding fractions, and the directors may make such adjustments as may be necessary to avoid redemption of fractional parts of shares.
5
9. The issue, transfer or ownership of shares k/is not Lornission, le transtert ou Ia propridtd d'aiciiuns restricted and the restrictions (if any) are as est~n'estpas rostreinto. Los restrictions, s'ilya lieu, sonf follows: les suivantes:
        None
10. Other provisions, (if any): Autres dispositions, sil y a lieu.

(a) For the purpose of the Special Corporate Powers Act of the Province of Quebec and without in any way limiting the powers conferred upon the Corporation and its directors by Section 183 or any other provisions of the Business Corporations Act, 1982 the Corporation may, for the purpose of securing any bonds, debentures or debenture stock which it is by law entitled to issue, hypothecate, rtiortgage or pledge, and cede and transfer, any property, moveable or immovable, present or future, which it may own in the Province of Quebec.

(b) That the board of directors may from time to time, in such amounts and on such terms as it deems expedient charge, tuortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, movable or imtr~ovable, property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation.

(c) The board of directors may from time to time delegate to such one or ttiore of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine at the time of such delegation.
        11.     The statements required by subsection 177(2) of
                Losd~clarationsexigeO5auxtOrme5duparagraPhO177 (2) the Business
                Corporations Act are adacned as do Ia Loi sur les compagnies constifuont lannexo `A".
                Schedule "A'
        12.     A copy of the amalgamation agreement or Uno copie do/a
                convention do fusion Ou los r6solutions directors resolutions
                ~as the case rriay be) is/are des admirlistratours (solon Ic cas) constitule(rlf) attached as Schedule "B". l'annexe "B".
These articles are signed in duplicate. Los presents St at uts sont signds en double oxemplaire. Names of the amalgamating corporations and Denomination sociale des compagnies qui signatures and descriptions of office of their pro-fusionnent, signature et function de leurs per officers. dirigoanfs r6gulibrement d~signes.
        INTERNATIONAL   TO E
        Per: `  ~"
        IANJOY I             EN S
        Pen     Presi'Zf~n~t _
(state-dir-off)

SCHEDULE A


STATEMENT OF DIRECTOR OR OFFICER pursuant to Subsection 177(2) of The Business Corporations Act, 1982



        I, Fred A. Litwin, of the City of North York, in the Municipality of Metropolitan Toronto, Ontario, hereby certify and state as follows:

        1. This Statement is made pursuant to subsection 177(2) of the Business Corporations Act, 1982 (the "Act").

        2. I am the chairman and a director of International Mirtone Inc. and as such have knowledge of its affairs.

        3. I am the president of lanjoy Investments Inc. and as such have knowledge of its affairs.

        4. I have conducted such examinations of the books and records of International Inc. and lanjoy Investments Inc. (the "Amalgamating Corporations") as are necessary to enable me to make the statements hereinafter set forth.

        5. There are reasonable grounds for believing that, (i) each of the Amalgamating Corporations is and the corporation to be formed by their amalgamation will be able to pay its liabilities as they become due, and (ii) the realizable value of such amalgamated corporation's assets will not be less than the aggregate of its liabilities and the stated capital of all classes.

        6. There are reasonable grounds for believing that no creditor of either of the Amalgamated Corporations will be prejudiced by the amalgamation.

        This Statement is made this 30th_da of September, 1988.


C>,
(res-bd) SCHEDULE B


RESOLUTIONS OF THE BOARD OF DIRECTORS OF
IANJOY INVESTMENTS INC.


        WHEREAS the Corporation is a wholly-owned subsidiary of and has decided to amalgamate with International
Mirtone Inc. pursuant to subsection 176(1) of the Business
Corporations Act, 1982,

NOW THEREFORE BE IT RESOLVED THAT:

        1. The amalgamation of the Corporation and International Mirtone Inc. under the Business Corporations Act, 1982 pursuant to subsection 176(1) thereof, be and the same is hereby approved;

        2. Upon the endorsement of a Certificate of Amalgamation pursuant to subsection 177(4) of the Business Corporations Act, 1982, all shares of the capital of the Corporation, including all shares which have been issued and are outstanding at the date hereof, be and the same are hereby cancelled without any repayment of capital in respect thereof;

        3. The articles of amalgamation of the amalgamated corporation shall be the same as the articles of International Mirtone Inc..

        4. No securities shall be issued by the amalgamated corporation in connection with the amalgamation; and

        5. Any director or officer of the Corporation be and he is hereby authorized to do all things and execute all instruments and documents necessary or desirable to carry out and give effect to the foregoing.


CERTIFICATE


        The undersigned hereby certifies that the foregoing resolution is a true and complete copy of a resolution of lanjoy Investments Inc. which was consented to by all the directors of the Corporation on the 30th day of September, 1988, and that said resolution remains in full force and effect, unamended, as at the date hereof.

        DATED this 30th day of Septemb~r,. 1988 A.

`I





..       .